Independent Auditors' Consent



To the Shareholders and Trustees of
Smith Barney Variable Account Funds:

We consent to the use of our report dated February 12, 1997 with respect to the Income and Growth, U.S. Government/High Quality Securities and the Reserve Account Portfolios of Smith Barney Variable Account Funds incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.








	KPMG Peat Marwick LLP


New York, New York
April 25, 1997